EXHIBIT 10.49

Execution Version

PEAKS TRUST 2009-1

$95,937,703

(maximum outstanding amount)

Student Loan Asset-Backed Variable Funding Subordinated Note

SUBORDINATED NOTE PURCHASE AGREEMENT

Dated January 20, 2010

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SCHEDULE A    —    INFORMATION RELATING TO NOTE PURCHASER

SCHEDULE B    —    DEFINED TERMS

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Student Loan Asset-Backed Variable Funding Subordinated Note

January 20, 2010

To: ITT Educational Services, Inc.

13000 North Meridian Street

Carmel, IN 46032

Ladies and Gentlemen:

PEAKS TRUST 2009-1, a Delaware statutory trust (the “Issuer”), agrees with ITT Educational Services, Inc., a Delaware corporation (the “Note Purchaser”) as follows:

SECTION 1. AUTHORIZATION OF NOTE.

Pursuant to the Indenture and Credit Agreement dated as of January 20, 2010 among the Issuer, Deutsche Bank National Trust Company, as the lender trustee (the “Lender Trustee”) and Deutsche Bank Trust Company Americas, as the indenture trustee and as collateral agent (the “Secured Party”) (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Indenture and Credit Agreement”), the Issuer has authorized the issuance and sale of a Student Loan Asset-Backed Variable Funding Subordinate Note (the “Note”) having a maximum principal amount of $95,937,703 (the “Maximum Outstanding Amount”). Pursuant to the Indenture and Credit Agreement, the Issuer will also provide for (i) the issuance of Student Loan Asset-Backed Senior Notes (the “Senior Notes”) and (ii) the terms of a loan (the “Loan” and together with the Senior Notes, the “Senior Credit” and the Senior Credit, together with the Note, the “Credit”) to be made by a lender to the Issuer, as borrower. The Credit will be secured by the Trust Estate established pursuant to the Indenture and Credit Agreement. The Note will be in all respects junior in priority to the Senior Credit.

The Issuer will issue the Note in favor of the Note Purchaser and, in consideration thereof, the Note Purchaser will make advances from time to time (each, an “Advance”) pursuant to the Note. Each such Advance will at all times be evidenced by the Note and will result in an increase in the Outstanding Amount of the Note by the amount of such Advance. The Outstanding Amount of the Note at any time shall not exceed the Maximum Outstanding Amount.

The Issuer has been established pursuant to a trust agreement dated as of December 23, 2009, as amended and restated on the date hereof (as further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the “Trust Agreement”) between Access Group, Inc. as depositor (in such capacity, the “Depositor”) and Deutsche Bank Trust Company Delaware, as owner trustee (the “Owner Trustee”), for the purpose of purchasing and holding private education loans (such student loans, the “Eligible

Loans”) made to certain students enrolled in and certain graduates of, schools owned and operated by ITT Educational Services, Inc. (the “Guarantor”). The student loans will be initially serviced by Access Group, Inc. (in such capacity, the “Servicer”) pursuant to the terms and provisions of an Agreement for Servicing Private Student Loans, dated as of the date hereof (the “Servicing Agreement”), among the Issuer, the Secured Party, the Guarantor and the Servicer. Access Group, Inc., as administrator (in such capacity, the “Administrator”), will perform certain administrative tasks on behalf of the Issuer pursuant to an Administration Agreement, dated as of the date hereof (as amended and supplemented from time to time, the “Administration Agreement”), among the Issuer, the Secured Party, the Guarantor and the Administrator.

The Guarantor has entered into a Guarantee Agreement (the “Guarantee Agreement”) on the date hereof with the Secured Party pursuant to which the Guarantor has guaranteed certain payment obligations of the Issuer in respect of the Senior Credit.

Certain capitalized and other terms used in this Agreement are defined in Schedule B hereto. Terms used herein but not defined herein or in Schedule B hereto shall have the meanings ascribed to such terms in the Indenture and Credit Agreement. References to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTE; ADVANCES.

Section 2.1. Sale and Purchase of Note. Subject to the terms and conditions of this Agreement and the Indenture and Credit Agreement, the Issuer shall, pursuant to the Indenture and Credit Agreement, issue and cause the Secured Party to authenticate and deliver the Note to the Note Purchaser on the Closing Date. In consideration of the foregoing, the Note Purchaser agrees to make the Advances on the Note on the conditions set forth herein and in the Indenture and Credit Agreement.

Section 2.2. Advances. Upon the Issuer’s request, delivered in accordance with the provisions of Section 2.3, and the satisfaction of all conditions precedent thereto, subject to the terms and conditions of this Agreement and the Indenture and Credit Agreement, the Note Purchaser shall make Advances on the Note from time to time during the Transfer Period; provided that no Advance shall be required to be made by the Note Purchaser on a proposed Advance Date if (a) after giving effect to such Advance, the aggregate Outstanding Amount of the Note would exceed the Maximum Outstanding Amount; or (b) the Originating Lender does not make the related disbursement to the Note Purchaser’s account in accordance with clause (B) of Section 4(c)(i) of the Loan Purchase Agreement.

Section 2.3. Advance Procedures. On each day Eligible Loans are disbursed by the Originating Lender pursuant to the Loan Purchase Agreement, the Note Purchaser shall make an Advance in an amount equal to 28% of the aggregate amount of disbursements on the Eligible Loans made on such day. Any such Advance will be deemed made by the Note Purchaser upon delivery of amounts by the Originating Lender to the Secured Party pursuant to clause (B) of Section 4(c)(i) of the Loan Purchase Agreement in the amount of the required Advance.

Section 2.4. Transfers of Note. The Note Purchaser acknowledges that (i) the Note or any Notes may only be transferred in accordance with the provisions of the Indenture and Credit Agreement and (ii) the Note Purchaser may not transfer the Note until the expiration of the Transfer Period.

SECTION 3. CLOSING.

The delivery of the Note to the Note Purchaser shall occur at the offices of Bingham McCutchen LLP, One Battery Park Plaza, New York, NY 10004, at 11:00 a.m., New York City time, at a closing (the “Closing”) on January 20, 2010 or on such other Business Day thereafter as may be reasonably agreed upon by the Issuer and the Note Purchaser. At the Closing, the Issuer will deliver the Note to the Note Purchaser in the form of a single Note dated the date of the Closing and registered in the name of the Note Purchaser, against execution and delivery by the Note Purchaser of this Agreement. If at the Closing the Issuer shall fail to tender the Note to the Note Purchaser as provided above in this Section 3, the Note Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Note Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

The Note Purchaser’s entry into this Agreement at the Closing is subject to (i) the execution and delivery of the Senior Notes Note Purchase Agreement and the Loan Agreement with respect to Senior Credit with an aggregate Senior Credit Balance of $300,000,000, the purchase of and payment for the Senior Notes by their purchasers and the funding of the Loan to the Issuer by the Lender and (ii) the satisfaction or waiver of the conditions to closing set forth in Section 4 of the Senior Notes Note Purchase Agreement and the Loan Agreement; provided that in the event that any of such conditions to closing are waived, such waiver (as evidenced by the purchase of the Senior Notes and the making of the Loan, respectively) shall not materially adversely affect the Note Purchaser.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents and warrants to the Note Purchaser that:

Section 5.1. Organization; Power and Authority. The Issuer is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign statutory trust and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer has the power and authority to own the properties it purports to own, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the other Basic Documents to which it is a party and the Note and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Agreement, the other Basic Documents to which it is a party and the Note have been duly authorized by all necessary action on the part of the Issuer, and each of this Agreement and the other Basic Documents to which it is a party constitutes, and upon execution and delivery thereof, the Note will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law and including, without limitation, matters relating to jurisdiction and service of process).

Section 5.3. [Reserved].

Section 5.4. Subsidiaries. The Issuer has no Subsidiaries and, so long as the Note is outstanding, the Issuer shall not establish any Subsidiaries.

Section 5.5. Material Liabilities. The Issuer does not have any Material liabilities outside of those specifically permitted by the Indenture and Credit Agreement and the other Basic Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Issuer of this Agreement, the other Basic Documents to which it is a party and the Note will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than pursuant to the Basic Documents) in respect of any property of the Issuer under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, certificate of formation, trust agreement, or any other agreement or instrument to which the Issuer is bound or by which the Issuer or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Issuer or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Issuer.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Issuer of this Agreement, the other Basic Documents to which it is a party or the Note.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or any property of the Issuer in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) The Issuer is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority and is not in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Issuer has filed all tax returns, if any, that are required to have been filed in any jurisdiction, and has paid all taxes, if any, shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Issuer has established adequate reserves in accordance with GAAP. The Issuer knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves, if any, on the books of the Issuer in respect of Federal, state or other taxes for all fiscal periods are adequate. The Issuer is currently a disregarded entity for purposes of the Code.

Section 5.10. Title to Property; Leases. The Issuer and the Lender Trustee have good and sufficient title to the Trust Estate free and clear of Liens that are prohibited by this Agreement and the Indenture and Credit Agreement. The Issuer currently has no leased property and, other than the Trust Estate established pursuant to the Indenture and Credit Agreement, contract rights under the Basic Documents and any capital contributed to the Issuer by the Depositor, the Issuer has no other property.

Section 5.11. Licenses, Permits, Etc. (a) The Issuer owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, if any, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b) To the best knowledge of the Issuer, no product of the Issuer, if any, infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c) To the best knowledge of the Issuer, there is no Material violation by any Person of any right of the Issuer with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Issuer.

Section 5.12. ERISA Plans The Issuer does not have any employees and does not maintain, nor has it ever maintained, any Plans.

Section 5.13. Private Offering by the Issuer. Neither the Issuer nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Note to the Note Purchaser to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The proceeds of the sale of the Note will be deposited by the Issuer into the Acquisition Account. Amounts on deposit in the Acquisition Account will be applied as set forth in the Basic Documents. No part of the proceeds from the sale of the Note hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute any of the value of the consolidated assets of the Issuer and the Issuer does not have any present intention that margin stock will constitute any of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Security Interest in Trust Estate; Future Liens. (a) The security interest in the Trust Estate in favor of the Secured Party shall have priority over any other security interest in the Trust Estate. In the event that the transactions contemplated by the Loan Purchase Agreement are not construed to be sales of Financed Loans and Participation Interests to the Trust and the Lender Trustee, the security interest in the Financed Loans and Participation Interests purported to be sold thereunder in favor of the Trust and the Lender Trustee shall have priority over any other security interest in such Financed Loans and Participation Interests.

(b) Upon consummation of the transactions contemplated by the Basic Documents, the Credit constitutes the only outstanding indebtedness of the Issuer and, other than indebtedness incurred on the Subordinated Note as a result of Subordinated Note Advances, the Issuer shall not incur any indebtedness for borrowed money other than the indebtedness of the Senior Credit issued on the Closing Date. No event or condition exists that would constitute (or that with notice or the lapse of time, or both, would constitute) an Event of Default under the Indenture and Credit Agreement.

(c) Except as permitted by the Indenture and Credit Agreement, the Issuer has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Note by the Issuer hereunder nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) The Issuer (i) is not a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order and (ii) does not engage in any dealings or transactions with any such Person. The Issuer is in compliance, in all material respects, with the USA Patriot Act.

(c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Issuer.

Section 5.17. Status under Certain Statutes. The Issuer is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18. Environmental Matters. (a) The Issuer has no knowledge of any claim and has not received any notice of any claim, and no proceeding has been instituted raising any claim against the Issuer or any of its real properties now or formerly owned, leased or operated in the name of or under the control of the Issuer or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) The Issuer has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated in the name of or under the control of the Issuer or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c) The Issuer has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated in the name of or under the control of the Issuer and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(d) All buildings on all real properties now owned, leased or operated in the name of or under the control of the Issuer are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6. REPRESENTATIONS OF THE NOTE PURCHASER.

Section 6.1. Purchase for Investment; Status of Note Purchaser. The Note Purchaser represents and warrants that it is purchasing the Note for its own account and not with a view to the distribution thereof, provided that the disposition of the Note Purchaser’s property shall at all times be within the Note Purchaser’s control. The Note Purchaser understands that the Note has not been registered under the Securities Act or any other applicable securities or “blue sky” laws of any state or other jurisdiction and may be resold only pursuant to an exemption from registration under the Securities Act and such other securities laws and in accordance with the provisions of the Indenture and Credit Agreement. The Note Purchaser represents and warrants that it is an Institutional Accredited Investor or a Qualified Institutional Buyer. On or prior to the Closing Date, the Note Purchaser agrees to deliver to the Issuer and the Secured Party the Investment Letter in the form set forth in Exhibit D-2 to the Indenture and Credit Agreement.

Section 6.2. ERISA. The Note Purchaser represents and warrants that either (i) it is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or Section 4975 of the Code or any federal, state, local, non-U.S. or other plan which is subject to substantially similar law (“Similar Law”), (collectively, a “Plan”) or a Person acting on behalf of any such Plan or a Person using the assets of any such Plan or (ii) the acquisition, holding and disposition of the Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because it will satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code or another applicable administrative or statutory exemption and in the case of a Plan subject to Similar Law, will not result in a non-exempt violation of such substantially similar law.

Section 6.3. Due Diligence, etc.. The Note Purchaser represents and warrants that it (a) is a sophisticated investor familiar with transactions similar to its investment in the Note, (b) understands that an investment in the Note involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances, (c) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Note and (d) is able to bear the economic risk of its investment. The Note Purchaser represents and warrants that it has had access to such financial and other information concerning the transaction and the Issuer as it has deemed necessary or appropriate in order to make an informed investment decision with respect to its acquisition of the Note. The Note Purchaser represents and warrants that it is not relying on the Issuer or any of its Affiliates for information with respect to the Note or any security therefor. The Note Purchaser has sought such accounting and tax advice in connection with its investment in the Note as it has considered necessary. The Note Purchaser understands that none of the Issuer, the Secured Party, the Owner Trustee or the Administrator makes any representation or warranty as to the proper characterization of the Note for legal investment or other purposes, or as to the ability of particular investors to purchase the Note for legal investment or other purposes, or as to the ability of particular investors to purchase the Note under applicable investment restrictions.

Section 6.4. Tax Treatment. The Note Purchaser understands that it is the Issuer’s intention that the Note be treated as debt for federal, state, and local income and franchise tax purposes, and by its acceptance of the Note, agrees to so treat the Note as a debt instrument and to take no action inconsistent therewith. The Note Purchaser agrees, so long as there is a single owner of the Issuer, to treat the Issuer as disregarded as an entity separate from the Depositor for the purpose of federal and state income tax, franchise tax and any other tax measured in whole or in part by income. If at any time the Depositor or any successor Certificateholder is not the sole equity owner, the Note Purchaser agrees to treat the Issuer as a partnership for the purpose of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

SECTION 7. INFORMATION AS TO ISSUER.

Section 7.1. Financial and Business Information. The Issuer shall deliver, or direct the Secured Party to deliver, to each holder of Notes:

(a) Payment Date Certificate — not later than the Business Day preceding each Payment Date (as defined in the Indenture and Credit Agreement), a Payment Date Certificate in the form attached as Exhibit C to the Indenture and Credit Agreement.

(b) Monthly Report — within 15 days after each Payment Date, a report in the form attached as Exhibit E to the Indenture and Credit Agreement.

(c) Compliance Certificate — not more than five Business Days after receipt by the Secured Party from the Issuer (which receipt by the Secured Party shall be within 120 days after the end of each fiscal year of the Issuer), the compliance certificate required by Section 4.14 of the Indenture and Credit Agreement, and the Issuer shall cause the Secured Party to agree to make such delivery to the holder of the Note.

(d) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default, a written notice specifying the nature and period of existence thereof and what action the Issuer is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Issuer proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Issuer of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Issuer pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the

Issuer pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Issuer from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Notices, Waivers, Amendments and Opinions under the Basic Documents — promptly, any notices, other than routine periodic notices, investment instructions and information summarized in the monthly report provided pursuant to Section 7.1(b), given by the Issuer to or received from the Secured Party or the Administrator pursuant to the Indenture and Credit Agreement or any other Basic Document, any waivers provided with respect to the Basic Documents, copies of any amendments to the Basic Documents and copies of any opinions delivered in connection with such amendments; and

(h) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Issuer or relating to the ability of the Issuer to perform its obligations hereunder, under the other Basic Documents to which it is a party and under the Note as from time to time may be reasonably requested by any such holder of the Note; provided, however, that the Issuer is not required to provide, or cause to be provided, information which is specific to the Student Loans that is not otherwise provided in the monthly report delivered pursuant to Section 7.1(b) above.

SECTION 8. TERMS OF THE NOTE.

The Note shall have the terms (including with respect to payment of principal and interest), rights and remedies as provided in the Indenture and Credit Agreement.

SECTION 9. AFFIRMATIVE COVENANTS.

The Issuer covenants that so long as the Note is outstanding:

Section 9.1. Compliance with Law. Without limiting Section 10.4, the Issuer will comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations, if any, necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Issuer has no property other than as described in Section 5.10 of this Agreement and the Issuer does not presently carry or intend to carry any insurance.

Section 9.3. Maintenance of Properties. The Issuer will maintain and keep, or cause to be maintained and kept, properties, if any, in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Issuer from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Issuer has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Issuer will file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on it or any of its properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Issuer, provided that the Issuer need not pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Issuer on a timely basis in good faith and in appropriate proceedings, and the Issuer has established adequate reserves therefor in accordance with GAAP on the books of the Issuer or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Issuer is currently a disregarded entity for purposes of the Code.

Section 9.5. Existence, Etc. The Issuer will at all times preserve and keep in full force and effect its existence as a Delaware statutory trust. The Issuer will at all times preserve and keep in full force and effect all rights and franchises of the Issuer unless, in the good faith judgment of the Issuer, the termination of or failure to preserve and keep in full force and effect such existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. The Issuer will maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Issuer.

SECTION 10. NEGATIVE COVENANTS.

The Issuer covenants that so long as the Note is outstanding:

Section 10.1. Transactions with Affiliates. Except as provided in the Indenture and Credit Agreement and the other Basic Documents, the Issuer will not enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of the Issuer’s business and upon fair and reasonable terms no less favorable to the Issuer than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2. Merger, Consolidation, Etc. The Issuer will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person.

Section 10.3. Line of Business. The Issuer will not engage in any business if, as a result, the general nature of the business in which the Issuer would then be engaged would be substantially changed from the general nature of the business in which the Issuer is engaged on the date of this Agreement.

Section 10.4. Terrorism Sanctions Regulations. The Issuer will not (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person, provided that no Creditor is such a Person.

SECTION 11. RIGHTS OF CREDITORS.

The Note Purchaser acknowledges and agrees that (i) the Issuer’s payment obligations in respect of the Note under this Agreement and the Indenture and Credit Agreement will be subordinate in all respects to the Issuer’s payment obligations in respect of the Senior Credit and (ii) so long as the Senior Credit is the Priority Class Credit under the Indenture and Credit Agreement, the Registered Owner of the Note may not exercise any rights granted to the Priority Class Creditors under the Indenture and Credit Agreement.

SECTION 12. [RESERVED].

SECTION 13. PAYMENTS, REGISTRATION; TRANSFER, EXCHANGE; SUBSTITUTION OF NOTE.

Payment, registration, transfer, exchange and substitution of the Note shall be in accordance with the Indenture and Credit Agreement.

SECTION 14. [RESERVED].

SECTION 15. [RESERVED].

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties of the Issuer and the Note Purchaser contained herein shall survive the execution and delivery of this Agreement, the other Basic Documents to which it is a party and the Note, the purchase or transfer by the Note Purchaser of any Note and the payment of the Note, and may be relied upon by any subsequent holder of the Note, regardless of any investigation made at any time by or on behalf of the Note Purchaser or any other holder of the Note. All representations and warranties of the Issuer and the Note Purchaser contained in any certificate or other instrument delivered by or on behalf of the Issuer or the Note Purchaser pursuant to this Agreement shall be deemed representations and warranties of the Issuer or the Note Purchaser under this Agreement. Subject to the preceding sentence, this Agreement, the other Basic Documents and the Note embody the entire agreement and understanding between the Note Purchaser and the Issuer and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement may be amended, and the observance of any term may be waived (either retroactively or prospectively), with (and only with) the written consent of the Issuer and the Note Purchaser.

Section 17.2. Solicitation of Holders of Note. The Issuer will provide, or cause to be provided to, the holder of the Note (irrespective of the amount of the Note then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of the other Basic Documents or of the Note. The Issuer will deliver, or cause to be delivered and executed true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to the holder of the Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the holder of the Note.

Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 is binding upon the holder of the Note and upon each future holder of the Note and upon the Issuer without regard to whether the Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Issuer and the holder of the Note nor any delay in exercising any rights hereunder or under the Note shall operate as a waiver of any rights of the holder of the Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

SECTION 18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by a recognized overnight delivery service (with charges prepaid) or (d) with respect to the reports set forth in Sections 7.1(a) and (b) by e-mail followed by a confirming copy by regular mail (postage prepaid). Any such notice must be sent:

(i) if to the Note Purchaser or its nominee, to the Note Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as the Note Purchaser or nominee shall have specified to the Issuer (with a copy to the Secured Party as provided below requesting that the Secured Party update such address of the Note Purchaser on the note register maintained by the Secured Party) in writing,

(ii) if to any other holder of the Note, to such holder at such address as such other holder shall have specified to the Issuer (with a copy to the Secured Party as provided below requesting that the Secured Party update such address of the holder on the note register maintained by the Secured Party) in writing, or

(iii) if to the Issuer, to the Issuer at the following address, or at such other address as the Issuer shall have specified to the holder of each Note in writing:

PEAKS Trust 2009-1

c/o Deutsche Bank Trust Company Delaware

1011 Centre Road, Suite 200

Wilmington, Delaware 19805

Attention: Elizabeth B. Ferry

Telephone: (302) 636-3392

Facsimile: (302) 636-3399

with a copy to the Secured Party

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

100 Plaza One

Jersey City, NJ 07311-3901

Attention: Susan Barstock

Telephone: (201) 593-8421

Facsimile: (212) 553-2458

and a copy to the Administrator:

Access Group, Inc.

P.O. Box 7430

5500 Brandywine Parkway

Wilmington, Delaware 19803

Attention: Vice President-Portfolio Management

Telephone: (302) 477-4071

Facsimile: (302) 477-4032

Notices under this Section 18 will be deemed given only when actually received. Notices under this Section 18 delivered via email will be deemed given upon actual receipt of the applicable email.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Note Purchaser at the Closing (except the Note itself), and (c) financial statements, certificates and other information previously or hereafter furnished to the Note Purchaser, may be reproduced by the Note Purchaser by any photographic, photostatic, electronic, digital, or other similar process and the Note Purchaser may destroy any original document so reproduced. The Issuer agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Note Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Issuer or any other holder of the Note from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. [RESERVED].

SECTION 21. [RESERVED].

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of the Note) whether so expressed or not. The Note Purchaser hereunder may, without the consent of the Issuer, assign its rights, title, interests and obligations in this Agreement with respect to the Note to any subsequent purchaser of the Note, and such subsequent purchaser shall thereafter have all of the rights, title, interests and obligations of the Note Purchaser with respect to the Note as if such subsequent purchaser was an original party to this Agreement and had purchased the Note directly from the Issuer; provided that the Note was transferred in accordance with this Agreement and the Indenture and Credit Agreement.

Section 22.2. Third Party Beneficiaries. Access Group, Inc., as Administrator, shall be express third-party beneficiaries of this Agreement entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

Section 22.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be a part hereof.

Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Issuer irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Indenture and Credit Agreement or the Note. To the fullest extent permitted by applicable law, the Issuer irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Issuer consents to process being served by or on behalf of the holder of the Note in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Issuer agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of the holder of the Note to serve process in any manner permitted by law, or limit any right that the holder of the Note may have to bring proceedings against the Issuer in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Indenture and Credit Agreement, the Note or any other document executed in connection herewith or therewith.

Section 22.9. Limited Recourse Obligations. Notwithstanding any provision in any other Section of this Agreement to the contrary, the Note Purchaser hereby acknowledges and agrees that the Issuer’s payment obligations under this Agreement shall be limited to the extent of funds available for payment of the foregoing amounts under the Indenture and Credit Agreement. Any amount which the Issuer does not pay hereunder pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the United States Bankruptcy Code) against the Issuer until such time as funds do become so available to the Issuer to pay such amount and such amount is not paid promptly thereafter.

Section 22.10. No Proceedings. The Note Purchaser hereby agrees that it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law for one year and a day after the Final Maturity Date of the Note.

Section 22.11. Limitation of Liability of Deutsche Bank Trust Company Delaware. Notwithstanding anything contained herein to the contrary, (a) this Agreement has been executed by Deutsche Bank Trust Company Delaware, not in its individual or personal capacity but solely in its capacity as owner trustee for the Issuer in the exercise of the powers and authority conferred and vested in it as owner trustee under the Trust Agreement, subject to the protections, indemnities and limitations from liability afforded to the Owner Trustee thereunder; (b) the representations, warranties, covenants, undertakings, agreements and obligations by the Issuer are made and intended not as personal representations, warranties, covenants, undertakings, agreements and obligations by the Owner Trustee, but are made and intended for the purpose of only binding the Issuer; (c) nothing contained herein shall be construed as creating any liability on the Owner Trustee, individually or personally, to perform any expressed or implied covenant, duty or obligation of the Issuer of any kind whatsoever contained herein; and (d) under no circumstances shall the Owner Trustee be personally liable for the payment of any fees, costs, indebtedness or expenses of any kind whatsoever or be personally liable for the breach or failure of any obligation, representation, agreement, warranty or covenant whatsoever made or undertaken by the Issuer hereunder and (e) in no event shall Deutsche Bank Trust Company Delaware in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder as to all of which recourse shall be had solely to the assets of the Issuer.

Section 22.12. Concerning the Administrator. It is expressly understood and agreed by the parties to this Agreement that (a) in the exercise of the powers and authority conferred and vested in it as Administrator under the Administration Agreement, and subject to the protections and limitations from liability afforded to the Administrator thereunder, Access Group, Inc. is acting solely in its capacity as Administrator on behalf of the Issuer and not in its individual or personal capacity; (b) the representations, warranties, certifications, covenants, undertakings, agreements and obligations by Access Group, Inc. herein and in the certificates delivered pursuant hereto are made and intended not as personal representations, warranties, covenants, undertakings, agreements and obligations by Access Group, Inc., but are made and intended for the purpose of only binding the Trust Estate and the Issuer; and (c) except as provided in the Administration Agreement, nothing contained herein shall be construed as creating any liability on Access Group, Inc., individually or personally, to perform any expressed or implied covenant, duty or obligation of any kind whatsoever contained herein.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Issuer, whereupon this Agreement shall become a binding agreement between you and the Issuer.

Very truly yours,

PEAKS TRUST 2009-1

By: DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity or personal capacity but solely in its capacity as Owner Trustee

By	/s/ Susan Barstock
Name	Susan Barstock
Title	Attorney in Fact

By	/s/ Mark DiGiacomo
Name	Mark DiGiacomo
Title	Attorney in Fact

This Agreement is hereby

accepted and agreed to as

of the date thereof.

ITT EDUCATIONAL SERVICES, INC.

By	/s/ Kevin M. Modany
Name	Kevin M. Modany
Title	Chairman and CEO

SCHEDULE A

PEAKS TRUST 2009-1

C/O DEUTSCHE BANK TRUST COMPANY DELAWARE

1011 CENTRE ROAD, SUITE 200

WILMINGTON, DELAWARE 19805

INFORMATION RELATING TO NOTE PURCHASER

NAME AND ADDRESS OF NOTE PURCHASER

ITT Educational Services, Inc.

13000 North Meridian Street

Carmel, IN 46032

(1)	All payments by wire transfer of immediately available funds to:

ITT Educational Services, Inc.

Bank: JPMorgan

Acct#: 705001304003

Routing#: 074000010

with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

ITT Educational Services, Inc.

Attn: Controller

13000 North Meridian Street

Carmel, IN 46032

(3)	E-mail address for delivery of reports pursuant to Section 7.1(a) and (b):

mhuber@ittesi.com

gwallis@ittesi.com

(4)	All other communications:

ITT Educational Services, Inc.

13000 North Meridian Street

Carmel, IN 46032-1404

(5)	Tax Identification Number: 36-2061311

SCHEDULE B

DEFINED TERMS

As used in the Note Purchase Agreement, the following terms have the respective meanings set forth below.

“Advance” means an increase in the aggregate Outstanding Amount of the Note in accordance with the provisions of Section 1.

“Advance Date” means the date on which an Advance occurs, which must be a Business Day.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Issuer, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Issuer or any corporation of which the Issuer beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Issuer.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Issuer conducts all or any part of its business, or which asserts jurisdiction over any properties of the Issuer, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the Credit Register.

“Institutional Accredited Investor” means any Person who is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

B-2

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Issuer.

“Material Adverse Effect” means a Material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Issuer, or (b) the ability of the Issuer to perform its obligations under this Agreement, the Indenture and Credit Agreement and the Note, or (c) the validity or enforceability of this Agreement, the Indenture and Credit Agreement or the Note.

“Maximum Outstanding Amount” means $95,937,703.

“Multi-employer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Officer’s Certificate” means a certificate of an officer of Access Group, Inc., the administrator of the Issuer, whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Issuer or with respect to which the Issuer may have any liability.

“Program” means the student loan program relating to schools owned and operated by the Guarantor pursuant to which the Financed Loans were originated.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

B-3

“Responsible Officer” means any officer of Access Group, Inc., the administrator of the Issuer, with responsibility for the administration of the relevant portion of this Agreement and the Indenture and Credit Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

B-4